EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: August 27, 2026

/s/ Rob O’Hare
Rob O’Hare
Chief Financial Officer
(Principal Financial Officer)